UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270-0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K (the “Current Report”) filed by Workstream Inc. (the “Company”) with the Securities and Exchange Commission on March 26, 2008, the Company and Steve Purello, the President and Chief Executive Officer of the Company, entered into an amendment to Mr. Purello’s employment agreement on March 19, 2008. The Current Report misstated the length of severance upon a termination by the Company without cause or resignation by Mr. Purello for good reason. In addition, the copy of the employment agreement attached to the Current Report incorrectly stated the length of such severance. The Form 8-K should have stated, and the executed employment agreement sets forth, that if Mr. Purello’s employment is terminated by the Company without cause or by Mr. Purello for good reason, he will be entitled to a payment from the Company equal to twelve months’ salary at the rate then in effect and the value of twelve months of benefits being received by Mr. Purello at the time of his termination.

Attached as Exhibit 10.1 is a correct copy of Mr. Purello’s employment agreement, as amended, with the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated as of December 6, 2007, and amended as of March 16, 2008, between Steve Purello and Workstream Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: March 27, 2008	By:	/s/ Jay Markell
Name: Jay Markell Title: Chief Financial Officer